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SCHEDULE A   (Dollars in Thousands, except per share data and ratios)
                                                    9 Months         For the Years               For the 9 Months
AGRIBIOTECH INC.                                  Ended June30       Ended June 30,               Ended March 31,    Sept. 21
                                     1993    1994     1995        1996         1997           1997          1998         1998
                                  ----------------------------------------------------   -----------   -----------   ---------
SELECTED BALANCE SHEET ITEMS                                                                       (Unaudited)


Accounts Receivable                                  $953       $7,502      $17,475                     $51,681
Inventory                                           1,819        7,258       23,329                      66,845
Current Assets                                      5,325       17,568       53,994                     123,709
Current Liabilities                                 1,533       11,107       46,439                      99,446
Working Capital                                     3,792        6,461        7,555                      24,263
Short Term Debt                                       564        5,089       24,203                      48,589
Current Maturities LTD                                123          567        1,057                       1,705
Long Term Debt and Preferred Stock                    148        1,055        2,668                       8,433
Common Stockholders' Equity                         6,333       14,022       44,988                     150,891
Total Capitalization (LT Debt + Equity)             6,481       15,077       47,656                     159,324
Total Assets                                        8,014       26,184       95,113                     258,770

SELECTED INCOME STATEMENT ITEMS

Sales                                               4,754       25,962       65,904        41,165       139,695
Cost of Goods Sold                                  3,398       19,236       49,527        31,006       109,209
Gross Profit                                        1,356        6,726       16,377        10,159        30,486
Other Income                                           52           87          572           469         1,271
Interest Expense                                       36          465        1,691         1,003         2,904
Depreciation and Amortization Expense                 139          579        1,156           775         2,812
Selling, General & Administrative Expenses          2,779        9,637       17,972        10,814        27,442
Other Operating Expenses                                0            0            0             0             0
Other Expenses                                          0           36            0             0             0
Pre-Tax Income                                     (1,407)      (3,324)      (2,714)       (1,189)        1,410
Taxes                                                   0            0            0             0        (2,908)
Net Income From Continuing Operations              (1,407)      (3,324)      (2,714)       (1,189)        4,318
Discontinued Operations and/or Extraordinary Items      0            0            0             0             0
Net Income                                         (1,407)      (3,324)      (2,714)       (1,189)        4,318
EBITDA                                             (1,232)      (2,281)         134           589         7,127

SELECTED LIQUIDITY, COVERAGE & LEVERAGE RATIOS

Current Ratio                                        3.47         1.58         1.16                        1.24
Collection Period (Days)                            73.19        59.44        69.16               *       76.75 *
Inventory Turnover                                   1.87         4.24         3.24               *        2.83 *
Sales/Assets (Avg.)                                  0.59         1.52         1.09               *        0.93 *
EBIT/Interest                                      -38.49        -6.16        -0.60               *        0.97 *
EBITDA/CMLTD+Interest                               -7.76        -2.21         0.05               *        1.26 *
Equity/Assets (Avg.)                                 0.79         0.60         0.49                        0.55
Equity/Ttl.Capitalization (Avg.)                     0.98         0.94         0.94                        0.95

SELECTED PROFITABILITY RATIOS

Net Income Cont. Ops./Sales                        -29.59%      -12.80%       -4.12%              *        1.70%*
Net Income Cont. Ops./Avg. Equity                  -22.21%      -32.66%       -9.20%              *        2.85%*
Net Income Cont. Ops./Avg. Assets                  -17.55%      -19.44%       -4.47%              *        1.58%*
Gross Profit/Sales                                  28.52%       25.91%       24.85%        24.68%        21.82%
Operating Expenses/Sales                            58.46%       37.12%       27.27%        26.27%        19.64%
Taxes/Pre-Tax Income                                 0.00%        0.00%        0.00%         0.00%      -206.19%

SELECTED EARNINGS AND PRICING RATIOS                                                               (Unaudited)

LTM EPS From Continuing Operations                 ($0.26)      ($0.45)      ($0.17)                       $0.29    $0.29 **
Weighted Average EPS Cont. Ops. (5 Yr.)                                         n/a                                   n/a***
Forecasted Next Year EPS (6/99)                                                                                     $0.33
Fully Diluted EPS (As Reported)                    ($0.26)      ($0.45)      ($0.17)       ($0.33)        $0.13
Dividend Per Share                                  $0.00        $0.00        $0.00         $0.00         $0.00     $0.00 ****
Dividend Yield                                                                 0.00%                                   0.00%
Percentage Payout                                    0.00%        0.00%        0.00%         0.00%         0.00%       0.00%
Last Twelve Months Sales Per Share                  $0.87        $3.48        $4.24                       $5.08       $5.08 **
Last Twelve Months EBITDA Per Share                ($0.22)      ($0.31)       $0.01                       $0.21       $0.21 **
Book Value Per Share                                $0.89        $0.86        $1.84                       $4.44       $4.44 **
Price Per Share                                                               $6.88                                  $12.75
Invested Capital Per Share                                                    $8.05                                  $14.49
Price Per Share / LTM EPS - Continuing Operations                               nmf                                   43.97 x
Price Per Share / Wt. Avg. EPS Cont. Ops. (5 years)                             n/a                                     n/a
Price Per Share / Forecasted EPS                                                                                      38.64 x
Price Per Share / Book Value Per Share                                         3.73 x                                  2.87 x
Price Per Share / Sales Per Share (LTM)                                        1.62 x                                  2.51 x
Price Per Share / EBITDA Per Share (LTM)                                     799.97 x                                 61.87 x
Invested Capital Per Share / Sales Per Share (LTM)                             1.90 x                                  2.85 x
Invested Capital Per Share / EBITDA Per Share (LTM)                          936.84 x                                 70.33 x
End of Period Shares Outstanding                7,145,200    8,543,757   23,743,385                  33,680,768
Weighted Average Shares Outstanding             5,484,527    7,458,594   15,549,184    13,301,201    32,373,638

SELECTED GROWTH RATE CALCULATIONS

CAGR in Assets (1,2,3,4,5 Yrs.)     n/a    n/a        n/a          n/a          n/a
CAGR in Sales (1,2,3,4,5 Yrs.)      n/a    n/a        n/a          n/a          n/a
CAGR in FD EPSContOps1,2,3,4,5Yrs   n/a    n/a        n/a          n/a          n/a
EPS Cont. Ops. (5 Year Average)                                                 n/a
EPS Cont. Ops. (5 Year Standard Deviation)                                      n/a
CAGR in F.D. EPS (1,2,3,4,5 Yrs.)   n/a    n/a        n/a          n/a          n/a
EPS (5 Year Average)                                                            n/a
EPS (5 Year Standard Deviation)                                                 n/a




                                                      EPS Cont. Ops. - Earnings per share before discontinued
                                                          operations and/or extraordinary and nonrecurring items
                                                      nmf - Not meaningful
                                                      n/a - Not available
                                                      * Annualized
                                                      ** As of 3/31/98
                                                      *** As of 6/30/97
                                                      **** Indicated dividend rate


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